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                                                                       EXHIBIT 2


                           PURCHASE AND SALE AGREEMENT

        This PURCHASE AND SALE AGREEMENT (this "Agreement") is made and entered into on April 1, 2002 (the "Effective Date"), by and between Partners Capital Group, a California corporation ("Seller"), and CTI Gateway, L.L.C., an Arizona limited liability company ("Buyer").

        Introduction. Seller is engaged in the business of leasing computer and data processing equipment to other parties (the "Business"). Seller desires to sell to Buyer, and Buyer desires to purchase from Seller, certain specified assets and properties of Seller used in the Business. Seller and Buyer also desire to take, or cause to be taken, certain actions relating to the Acquisition (as defined herein). On the terms set forth in this Agreement, for certain good and valuable considerations, the receipt and adequacy of which are hereby acknowledged by the parties hereto, and relying on the representations, warranties, covenants, and agreements of each other contained herein, the parties hereto hereby agree as follows:

        1. Sale and Purchase of Assets. On the Effective Date, and on the terms and subject to the conditions contained in this Agreement, Seller hereby sells, conveys, transfers, assigns, and delivers the Assets (as defined herein) to Buyer, and Buyer hereby purchases, receives, and accepts the Assets from Seller (the "Acquisition").

        2. Assets. As used in this Agreement, the term "Assets" means all the following assets and properties of Seller that are used in or relate to the Business other than the Excluded Assets:

              (a) computer and data processing equipment leased by Seller to other parties in the operation of the Business (the "Equipment"), including, without limitation, the Equipment described in the Leases listed in Schedule 2(b) hereto;

              (b) interests in and rights under the agreements and contracts for Seller's purchases of the Equipment (the "Purchase Contracts"), the agreements and contracts for the financing of Seller's purchases of the Equipment (the "Financing Arrangements"), the leases of Equipment by Seller to its customers (the "Leases"), and the other agreements, contracts, arrangements, commitments, and undertakings relating to the operation of the Business (collectively, the "Contracts"), including, without limitation, the Contracts listed in Schedule 2(b) attached hereto, to the extent that they are assignable to Buyer and subject to obtaining any necessary consents to such assignment;

              (c) trade accounts receivable arising from the operation of the Business on and after the Effective Date;

              (d) authorizations, approvals, licenses, and permits relating to the operation of the Business, to the extent that they are assignable to Buyer and subject to obtaining any necessary consents to such assignment;

              (e) books and records relating to Equipment purchases, purchase financing, and leases and other aspects of the operation of the Business (the "Books and Records");

              (f) trademarks, trade names, logos, and slogans utilizing the name "Partners Capital Group"; and





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              (g) goodwill of the Business.

       3. Excluded Assets. Seller does not intend to sell and is not hereby selling the Excluded Assets to Buyer, and Buyer does not intend to purchase and is not hereby purchasing the Excluded Assets (as defined herein) from Seller. As used in this Agreement, the term "Excluded Assets" means all the assets and properties of Seller that are not expressly described in the definition of the term "Assets" in Section 2 hereof, including, without limitation, all:

              (a) cash, cash equivalents, securities, and other investments;

              (b) prepaid taxes, insurance premiums, workmen's compensation premiums, and other prepaid expenses and rights arising therefrom;

              (c) tax credits, refunds, rebates, abatements, net operating losses, and other tax assets and rights arising therefrom;

              (d) real property owned by Seller, and interests in and rights under leases of real property leased by Seller, and fixed assets, fixtures, and leasehold improvements located thereon or appurtenant thereto;

              (e) furniture, fixtures, equipment (other than the Equipment), machinery, and other tangible personal property, whether owned or leased by Seller;

              (f) trade accounts receivable arising from the operation of the Business before the Effective Date, inter-company accounts receivable, notes receivable, negotiable instruments, and chattel paper;

              (g) insurance policies, premiums, premium refunds, claims, and proceeds and rights arising therefrom;

              (h) books and records relating to Seller's corporate entity, securities, accounting, finances, and taxes;

              (i) all other assets and properties that are not used in or do not relate to the operation of the Business; and

              (j) Seller's interests in and rights under this Agreement and any and all other documents and instruments relating to the Transactions (as defined herein).

       4. Assignment of Assets. On the Effective Date, Seller shall convey, transfer, and assign to Buyer full legal and beneficial title to the Assets (subject to the recordation of any assignment documents reasonably necessary to perfect legal title), free and clear of all assessments, charges, claims, liens, mortgages, pledges, security interests, and other encumbrances (collectively, "Liens") other than the Permitted Liens (as defined herein), pursuant to the Bill of Sale, General Assignment, and Conveyance in the form attached hereto as
Exhibit 4 and such other conveyancing instruments as are reasonably satisfactory in form and substance to Seller and Buyer. The Assets are being conveyed, transferred, and assigned on an "as is, where is" basis. The title to, possession of, and risk of loss of or damage to the


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Assets shall pass from Seller to Buyer on the Effective Date, subject to Buyer's payment in full of the consideration for the Assets in accordance with Section 5 hereof.

       5. Consideration for Assets. In full consideration for the Assets, Buyer shall (a) pay to Seller cash in the amount of fifteen thousand dollars ($15,000) on or before June 30, 2002, and fifteen thousand dollars ($15,000) on or before September 30, 2002, and (b) assume the Assumed Liabilities (as defined herein) from Seller on the Effective Date in accordance with Section 6 hereof. Such payments shall be made in the form of cashier's checks sent by Buyer to Seller at its address set forth herein or wire transfers of immediately available funds sent by Buyer to such bank account as Seller may designate in writing to Buyer.

       6. Assumption of Assumed Liabilities. On the Effective Date, Buyer hereby absolutely and unconditionally assumes from Seller and agrees to be solely responsible for and to perform in a timely manner all liabilities and obligations of any nature, whether known or unknown, foreseen or unforeseen, fixed or contingent, accrued or unaccrued, asserted or unasserted, or otherwise, arising on or after the Effective Date directly or indirectly from or in connection with the Purchase Contracts, the Financing Arrangements, the Leases, and the other Contracts that are assigned by Seller to Buyer hereunder and the operation of the Business (collectively, the "Assumed Liabilities"). Buyer does not intend to assume and is not hereby assuming any liability or obligation of Seller that is not expressly described in the definition of the term "Assumed Liabilities" in this Section 6.

       7. Approvals and Consents. Seller and Buyer each have taken and, if necessary or appropriate, shall continue to take after the Effective Date, at its own expense, any and all actions (including, without limitation, using commercially reasonable efforts (which shall not require the payment of any money) to obtain any and all approvals, authorizations, consents, and other actions by the other parties to the Contracts) necessary or appropriate for it to consummate the Acquisition.

       8. Related Actions. In connection with and as an integral part of the Acquisition, Seller and Buyer shall take, or shall cause to be taken, the following actions (collectively, the "Related Actions") on the Effective Date:

              (a) Termination Agreement. Seller shall cause SCB Computer Technology, Inc., a Tennessee corporation and the sole shareholder of Seller ("SCB"), to execute and deliver, and Buyer shall execute and deliver, the Termination Agreement in the form attached hereto as Exhibit 8(a), pursuant to which (1) SCB and Buyer agree to terminate the Outsourcing Services Agreement dated August 22, 2000 (effective as of September 1, 2000), between such parties (the "Outsourcing Services Agreement") on the Effective Date, and (2) SCB agrees to pay sixty thousand dollars ($60,000) in cash to Buyer on or before April 15, 2002, in full consideration for the termination of the Outsourcing Services Agreement.

              (b) Lease Residual Agreement. Seller and Buyer shall execute and deliver the Lease Residual Agreement in the form attached hereto as Exhibit 8(b), pursuant to which Buyer assigns to Seller an interest in, and agrees to pay to Seller, a portion of all amounts received on account of or in connection with certain actions relating to the Leases, all future leasing arrangements involving the Equipment, and the Equipment.

              (c) First Amendment to Master Equipment Lease Agreement. Seller shall cause Partners Resources Inc., an Arizona corporation and affiliate of Seller ("PRI"), and Buyer shall


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cause Emerald Capital, L.L.C., an Arizona limited liability company and affiliate of Buyer ("Emerald"), to execute and deliver the First Amendment to Master Equipment Lease Agreement in the form attached hereto as Exhibit 8(c), pursuant to which PRI and Emerald agree to amend the purchase option provision of the Master Lease Agreement dated April 30, 1998, between such parties.

       9. Effective Date; Closing. The Acquisition and the Related Actions (collectively, the "Transactions") shall be consummated by the parties hereto on the Effective Date. The consummation of the Transactions (the "Closing") shall be effected by the exchange among the parties hereto, via overnight courier, of executed originals of this Agreement and all other related documents and instruments. To effect the Closing, each party hereto shall execute and deliver this Agreement and all other documents and instruments required to be executed and delivered by such party hereunder and shall take all other actions necessary or appropriate to consummate the Transactions as contemplated in this Agreement. No Transaction shall be, or be deemed to be, consummated unless and until all the Transactions have been consummated.

       10. Transaction Documents.

              (a) Seller. To effect the Transactions, Seller shall take the following actions:

                    (1) execute and deliver this Agreement, the Bill of Sale, General Assignment, and Conveyance described in Section 4 hereof, and the Lease Residual Agreement described in Section 8(b) hereof (collectively, the "Seller's Documents");

                    (2) cause SCB to execute and deliver the Termination Agreement described in Section 8(a) hereof and to deliver the payment to Buyer described therein;

                    (3) cause PRI to execute and deliver the First Amendment to Master Equipment Lease Agreement described in Section 8(c) hereof; and

                    (4) execute any and all other documents and instruments and take any and all other actions required for Seller to perform its obligations under this Agreement and to consummate the Transactions.

              (b) Buyer. To effect the Transactions, Buyer shall take the following actions:

                    (1) execute and deliver this Agreement, the Termination Agreement described in Section 8(a) hereof, and the Lease Residual Agreement described in Section 8(b) hereof (collectively, the "Buyer's Documents");

                    (2) cause Emerald to execute and deliver the First Amendment to Master Equipment Lease Agreement described in Section 8(c) hereof; and

                    (3) execute any and all other documents and instruments and take any and all other actions required for Buyer to perform its obligations under this Agreement and to consummate the Transactions.



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       11.    Representations and Warranties of Seller. Seller represents and warrants to Buyer as follows:

              (a) Existence; Foreign Qualification. Seller is a corporation duly organized, validly existing, and in good standing under the laws of the State of California. Seller is duly qualified to transact business as a foreign corporation and is in good standing under the laws of the State of Arizona.

              (b) Authority; Authorization. Seller has full corporate authority and power to transact the business in which it is engaged, to execute and deliver the Seller's Documents, to perform its obligations thereunder, and to consummate the Transactions. Seller has taken all corporate action necessary to authorize the execution and delivery of the Seller's Documents, the performance of its obligations thereunder, and the consummation of the Transactions.

              (c) Enforceability. The Seller's Documents have been executed and delivered by a duly authorized officer of Seller, constitute the legal, valid, and binding obligations of Seller, and are enforceable against Seller in accordance with their respective terms.

              (d) Title to Assets. Seller will convey, transfer, and assign to Buyer full legal and beneficial title to the Assets, free and clear of all Liens other than (1) security interests and other liens held by the lenders providing the Financing Arrangements, (2) leasehold interests of the lessees under the Leases, (3) statutory liens for taxes not yet due, (4) liens of carriers and warehousemen incurred in the ordinary course of business for sums not yet due,
(5) liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, and (6) landlord liens with respect to any Assets located at Seller's leased premises (collectively, the "Permitted Liens").

              (e) Purchase Contracts. Seller has delivered true, correct, and complete copies of all the Purchase Contracts to Buyer.

              (f) Financing Arrangements. Each Financing Arrangement is in full force and effect, constitutes the legal, valid, and binding obligation of the parties thereto, and is enforceable against such parties in accordance with its terms. There is no breach or violation of, or default or event of default under, any Financing Arrangement. No event or circumstance known to Seller has occurred or exists that, with or without the giving of notice, the passage of time, or otherwise, would constitute a breach or violation of, or default or event of default under, any Financing Arrangement. Seller has delivered true, correct, and complete copies of all the Financing Arrangements to Buyer.

              (g) Leases. Each Lease is in full force and effect, constitutes the legal, valid, and binding obligation of the parties thereto, and is enforceable against such parties in accordance with its terms. There is no breach or violation of, or default or event of default under, any Lease. No event or circumstance known to Seller has occurred or exists that, with or without the giving of notice, the passage of time, or otherwise, would constitute a breach or violation of, or default or event of default under, any Lease. Seller has delivered true, correct, and complete copies of all the Leases to Buyer.

              (h) Approvals and Consents. Except for any required approvals and consents by the other parties to the Contracts, no approval, authorization, consent, or other action by any


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governmental authority, administrative agency, court, or other person is required for Seller's execution and delivery of the Seller's Documents, performance of its obligations thereunder, and consummation of the Transactions.

              (i) No Impediments. Seller's execution and delivery of the Seller's Documents, performance of its obligations thereunder, and consummation of the Transactions will not cause a breach or violation of, or default or event of default under, with or without the giving or notice, the passage of time, or otherwise, (1) the charter or bylaws of Seller; (2) any security issued by Seller; (3) any agreement, contract, arrangement, commitment, or undertaking that Seller is a party to or by which it is bound (including, without limitation, the Financing Arrangements, the Leases, and the other Contracts), except if and to the extent that such Contracts require the approval or consent by the other parties thereto and such approval or consent has not been obtained;
(4) any applicable law, rule, or regulation of any governmental authority; or
(5) any applicable decree, order, injunction, or other decision of any court, arbitrator, or governmental authority.

              (j) Taxes. Seller has timely paid any and all federal, state, county, and municipal income, profits, franchise, sales, use, excise, ad valorem, employment, property, and other taxes and interest and penalties thereon required to be paid by Seller for all periods ended on or before the Effective Date and has timely and properly filed all returns for such taxes required to be filed by Seller for all such periods. Seller has not received any assessment or notice of deficiency with respect to any such tax or tax return.

              (k) No Prior or Preferential Right. Except for Seller's options to purchase the Equipment upon the expiration of the Leases as provided therein, no party other than Buyer has any prior or preferential right, right of first refusal, or other similar right to purchase, lease, or otherwise acquire or use the Assets.

              (l) No Legal Restraint. No claim, demand, investigation, action, suit, or other legal proceeding seeking to restrain, enjoin, or otherwise prevent, or seeking material damages on account of, the consummation of the Transactions has been asserted or commenced against Seller; and no decree, order, injunction, or other decision of any court, arbitrator, governmental authority, or administrative agency restraining, enjoining, or otherwise preventing the consummation of the Transactions by Seller is in effect.

              (m) No Brokerage Fee. No brokerage, finder's, or similar fee, commission, or other payment is or will become payable by Buyer in connection with the Transactions pursuant to any agreement, contract, arrangement, commitment, or undertaking entered into by Seller or any of its affiliates.

EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THIS AGREEMENT, NEITHER SELLER NOR ANY OF ITS SHAREHOLDERS, DIRECTORS, OFFICERS, EMPLOYEES, AGENTS, OR REPRESENTATIVES HAS MADE, AND SELLER SHALL NOT BE BOUND BY, ANY EXPRESS OR IMPLIED REPRESENTATION, WARRANTY, GUARANTEE, PROMISE, STATEMENT, INDUCEMENT, OR INFORMATION OF ANY KIND OR NATURE WITH RESPECT TO SELLER, THE ASSETS, THE BUSINESS, OR ANY OTHER MATTER, INCLUDING, WITHOUT LIMITATION, THE PROBABLE SUCCESS, PROFITABILITY, OR OTHER PROSPECTS OF THE OWNERSHIP OR USE OF THE ASSETS OR THE CONDUCT OF THE BUSINESS AFTER THE EFFECTIVE DATE. SELLER HEREBY EXPRESSLY DISCLAIMS ANY AND ALL IMPLIED WARRANTIES, INCLUDING, WITHOUT LIMITATION,



                                       6

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ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE WITH
RESPECT TO THE ASSETS. THE ASSETS ARE BEING CONVEYED, TRANSFERRED, AND ASSIGNED ON AN "AS IS, WHERE IS" BASIS.

       12. Representations and Warranties of Buyer. Buyer represents and warrants to Seller as follows:

              (a) Existence. Buyer is a limited liability company duly organized, validly existing, and in good standing under the laws of the State of Arizona.

              (b) Authority; Authorization. Buyer has full authority and power as a limited liability company to transact the business in which it is engaged, to execute and deliver the Buyer's Documents, to perform its obligations thereunder, and to consummate the Transactions. Buyer has taken all actions necessary to authorize the execution and delivery of the Buyer's Documents, the performance of its obligations thereunder, and the consummation of the Transactions.

              (c) Enforceability. The Buyer's Documents have been executed and delivered by a duly authorized officer or member of Buyer, constitute the legal, valid, and binding obligations of Buyer, and are enforceable against Buyer in accordance with their respective terms.

              (d) Approvals and Consents. No approval, authorization, consent, or other action by any contract party, governmental authority, administrative agency, court, or other person or entity is required for Buyer's execution and delivery of the Buyer's Documents, performance of its obligations thereunder, and consummation of the Transactions.

              (e) No Impediments. Buyer's execution and delivery of the Buyer's Documents, performance of its obligations thereunder, and consummation of the Transactions will not cause a breach or violation of, or default or event of default under, with or without the giving or notice, the passage of time, or otherwise, (1) the articles of organization and any and all other constituent documents of Buyer; (2) any security issued by Buyer; (3) any agreement, contract, arrangement, commitment, or undertaking that Buyer is a party to or by which it is bound and which breach, violation, default, or event of default would result in the imposition of any liability or obligation on Seller after the Effective Date; (4) any applicable law, rule, or regulation of any governmental authority; or (5) any applicable decree, order, injunction, or other decision of any court, arbitrator, or governmental authority.

              (f) No Legal Restraint. No claim, demand, investigation, action, suit, or other legal proceeding seeking to restrain, enjoin, or otherwise prevent, or seeking material damages on account of, the consummation of the Transactions has been asserted or commenced against Buyer; and no decree, order, injunction, or other decision of any court, arbitrator, governmental authority, or administrative agency restraining, enjoining, or otherwise preventing the consummation of the Transactions by Buyer is in effect.

              (g) No Brokerage Fee. No brokerage, finder's, or similar fee, commission, or other payment is or will become payable by Seller in connection with the Transactions pursuant to any agreement, contract, arrangement, commitment, or undertaking entered into by Buyer or any of its affiliates.



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EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THIS AGREEMENT, NEITHER BUYER NOR ANY
OF ITS MEMBERS, OFFICERS, EMPLOYEES, AGENTS, OR REPRESENTATIVES HAS MADE, AND BUYER SHALL NOT BE BOUND BY, ANY EXPRESS OR IMPLIED REPRESENTATION, WARRANTY, GUARANTEE, PROMISE, STATEMENT, INDUCEMENT, OR INFORMATION OF ANY KIND OR NATURE WITH RESPECT TO BUYER OR ANY OTHER MATTER.

       13. Survival of Representations and Warranties. The representations and warranties made by Seller and Buyer in this Agreement shall survive for a period of one year after the Effective Date; provided, however, that the representations and warranties made by Seller in Sections 11(a)-(d) hereof and by Buyer in Sections 12(a)-(c) hereof shall survive for the maximum period permitted by applicable law. The liability of Seller and Buyer under their respective representations and warranties shall expire at the end of the applicable survival periods; provided, however, that the liability of a party for a breach or inaccuracy of any representation or warranty shall not expire at the end of the applicable survival period if the other party notifies such party of such breach or inaccuracy before the end of such survival period.

       14. Further Assurances. At any time after the Effective Date, and upon the reasonable request of either party hereto, the other party, at its own expense, shall execute and deliver or cause to be executed and delivered any and all other documents and instruments, and shall take or cause to be taken any and all other actions, that are necessary or appropriate to consummate the Transactions as contemplated in this Agreement.

       15. Transfer Taxes. Seller shall be responsible for and pay any and all federal, state, county, and municipal sales, excise, transfer, use, and other taxes assessed or imposed with respect to the Acquisition.

       16. Unassigned Contracts. If, on the Effective Date, Seller has not obtained any approval, authorization, consent, or other action required for Seller to assign its interest in and rights under any Contract (an "Unassigned Contract"), Seller shall (a) pending any subsequent assignment, retain its interest in and rights under the Unassigned Contract until its expiration date, if any; (b) provide to Buyer all the benefits of its interest in and rights under the Unassigned Contract, provided that Buyer performs all of Seller's obligations thereunder in a complete and timely manner as an Assumed Liability; and (c) continue to use commercially reasonable efforts to obtain any previously unobtained approval, authorization, consent, or other action necessary for Seller to assign its interest in and rights under the Unassigned Contract to Buyer as soon as practicable after the Effective Date.

       17. Leases. With respect to each Lease, from and after the Effective Date until the expiration or earlier termination thereof, Buyer shall not take any action that has the intent or effect of interfering with the quiet and peaceful possession of the Equipment by the lessee under the Lease or with the lessee's right to have full and uninterrupted use and enjoyment of the Equipment for its intended purpose pursuant to the Lease, provided that the lessee is not in default of any provision of the Lease.

       18. Access to Books and Records. For a period of five years after the Effective Date, Buyer shall preserve all the Books and Records and, upon request by Seller, shall provide Seller and its representatives with access to the Books and Records during normal business hours for the purpose of examining and photocopying them. Seller shall be responsible for and


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pay all reasonable direct costs and expenses incurred by Buyer in providing access to the Books and Records.

       19. Information and Assistance. Seller and Buyer acknowledge and agree that after the Effective Date, either party may desire or need financial and other information relating to the Assets or the Business and other forms of assistance for the purpose of complying with applicable laws, rules, and regulations. At any time after the Effective Date, and upon request by Seller or Buyer, the other party shall provide such information and assistance, to the extent reasonable, to the requesting party and its representatives. The requesting party shall be responsible for and pay all reasonable direct costs and expenses incurred by the assisting party in providing such information and assistance.

       20. Miscellaneous Provisions.

              (a) Limitation of Liability. No party to this Agreement shall be liable to the other party for any indirect or consequential damages (including, without limitation, lost profits) or any special, punitive, or exemplary damages on account of any breach or inaccuracy of any representation or warranty made by the party in this Agreement or any breach of or failure to perform any agreement or covenant of the party set forth in this Agreement.

              (b) Fees and Expenses. The parties hereto shall be responsible for and pay their respective legal, accounting, and other fees and expenses incurred or assumed in connection with their negotiation, execution, and delivery of this Agreement and all other documents and instruments contemplated herein, their performance of their obligations hereunder and thereunder, and the consummation of the Transactions.

              (c) Public Announcements. No party hereto shall issue or make any press release, public announcement, confirmation, or other disclosure of information relating to this Agreement or any of the Transactions, except (1) upon the prior consultation with and approval of Seller and Buyer, (2) to such party's directors, officers, employees, agents, attorneys, and accountants, (3) to the Equipment vendors, lenders, and lessees and the other parties with whom Seller ordinarily has contact in the operation of the Business for the purpose of notifying them of the change in ownership of the Assets, or (4) as may be required to comply with applicable laws, rules, and regulations.

              (d) Entire Agreement. This Agreement, including the attachments hereto, constitutes the entire understanding among the parties hereto and a complete and exclusive statement of the terms and conditions of their agreement relating to the subject matter hereof and supersedes any and all prior negotiations, understandings, agreements, and arrangements, whether written or oral, and whether express or implied, between them with respect to the subject matter hereof, all of which prior negotiations, understandings, agreements, and arrangements are hereby rendered null, void, and of no further force or effect.

              (e) No Third-Party Beneficiaries. No person who is not a party to this Agreement or a successor, permitted assignee, or legal representative of a party hereto shall have any interest in or right under this Agreement as a third-party beneficiary or otherwise.

              (f) Notices and Other Communications. All notices and other communications provided for in this Agreement shall be made in writing, shall be addressed to the receiving party as set forth below, and shall be delivered either (1) in person, in which case such notice or


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other communication shall be deemed delivered upon its actual receipt, (2) by
FedEx, UPS or any other nationally recognized express delivery service, in which case such notice or other communication shall be deemed delivered upon its actual receipt, or (3) by the United States mail, return receipt requested, in which case such notice or other communication shall be deemed delivered three days after the same is deposited in a postal box under the exclusive control of the United States Postal Service. For the purposes hereof, the addresses of the parties are as follows:

                      Seller:             Partners Capital Group
                                          c/o SCB Computer Technology, Inc.
                                          3800 Forest Hill-Irene Road, Suite 100
                                          Memphis, Tennessee 38125
                                          Attention: President

                      Buyer:              CTI Gateway, L.L.C.
                                          8700 E. Via De Ventura, Suite 215
                                          Scottsdale, Arizona 85258
                                          Attention: President

Any party may change its address for the purposes hereof by notifying the other party of such change in the manner provided for herein.

              (g) Amendment. This Agreement may be altered, amended, modified, or changed (other than any waiver which shall be effective only if made in accordance with Section 20(h) hereof) only by a written agreement executed by the parties hereto.

              (h) Waiver. No provision of this Agreement may be waived by any party hereto unless such waiver is set forth in writing and is executed by the waiving party. The waiver of any breach of any provision of this Agreement shall not be deemed to constitute a waiver of any other breach of the same or any other provision of this Agreement.

              (i) Modification and Severability. If a court of competent jurisdiction declares that any provision of this Agreement is illegal, invalid, or unenforceable, such provision shall be modified automatically to the extent necessary to make such provision fully legal, valid, or enforceable. If the court does not modify any such provision as contemplated herein, but instead declares it to be wholly illegal, invalid, or unenforceable, such provision shall be severed from this Agreement, this Agreement and the rights and obligations of the parties hereto shall be construed as if this Agreement did not contain such severed provision, and this Agreement otherwise shall remain in full force and effect.

              (j) Enforceability. This Agreement shall inure to the benefit of, and shall be enforceable by and against, the parties hereto and their respective successors, permitted assignees, and legal representatives.

              (k) Assignment. No party hereto shall convey, transfer, assign, or otherwise dispose of all or any portion of its interest in, or its rights and obligations under, this Agreement without the prior written consent of the other party hereto, which consent shall not be unreasonably withheld or delayed. Any conveyance, transfer, assignment, or other disposition made or attempted in violation of this Section 20(k) shall be void and of no force or effect.


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              (l) GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, CONSTRUED
UNDER, AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF ARIZONA WITHOUT REGARD TO THE CONFLICT-OF-LAWS PROVISIONS OR PRINCIPLES THEREOF.

              (m) Multiple Counterparts. This Agreement may be executed by the parties hereto in multiple counterparts, each of which shall be deemed an original for all purposes, and all of which together shall constitute one and the same Agreement.

       IN WITNESS WHEREOF, this Agreement is executed and delivered by the parties hereto on the Effective Date.

                                         PARTNERS CAPITAL GROUP


                                         By:   /s/  Michael J. Boling
                                            -----------------------------------
                                               Michael J. Boling
                                               Executive Vice President

                                         CTI GATEWAY, L.L.C.


                                         By:  /s/  Matthew G. Drolshagen
                                            -----------------------------------
                                               Matthew G. Drolshagen
                                               Sole Member and Manager






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